Skyworks Media Relations:	Skyworks Investor Relations:

Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Delivers a Record $0.14 of EPS
in Fourth Fiscal Quarter of 2007

EPS Up 100% Year-over-Year on a Non-GAAP Basis and $0.01 Better
Than Consensus Estimates; Guides to
Continued Strong Top and Bottom Line Growth

WOBURN, Mass., November 1, 2007 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity, today announced fourth fiscal quarter and year-end results for the period ended September 28, 2007. Revenue in the fourth fiscal quarter was $190.5 million, up 9 percent sequentially and at the higher end of the 6 to 10 percent revenue guidance range provided at the end of the third fiscal quarter.

On a non-GAAP basis, net income for the fourth fiscal quarter was $23.0 million, up 36 percent sequentially and 120 percent year-over-year, while diluted earnings per share was a record $0.14 cents, $0.01 ahead of consensus estimates and two times the $0.07 per share recorded in the fourth fiscal quarter of 2006. GAAP net income for the quarter was $22.0 million versus $11.4 million in the prior period and compared to a GAAP net loss of $96.4 million in the fourth fiscal quarter of 2006, which was associated with the company’s exit of the baseband business. GAAP diluted earnings per share was $0.14 compared to a loss of $0.60 per share in the fourth fiscal quarter of 2006. From a fiscal 2007 perspective, non-GAAP diluted earnings per share was also a record $0.48, up 129 percent from the $0.21 earned in fiscal 2006, while GAAP diluted earnings per share was $0.36 versus a loss of $0.55 in fiscal 2006.

“We are pleased to report that Skyworks continues to deliver profitable growth,” said David J. Aldrich, president and chief executive officer of Skyworks. “As we outlined a year ago when we exited the baseband product area, we set out to intensify our focus on areas of competitive differentiation, diversify into linear products markets with higher gross margins and longer product lifecycles, capitalize on content growth in 3G multimode applications, and generate superior financial returns. Today’s results reflect progress along each of these strategic fronts, with strong top line and gross margin performance driving both record earnings per share and quarterly cash flow generation. Further, with our implementation of a hybrid internal manufacturing and outsourcing strategy, we are well positioned to profitably capture the increasing demand for highly integrated linear products and front-end solutions. We remain firmly committed to creating shareholder value and will drive all aspects of our business operations to deliver on that promise,” concluded Aldrich.

Business Highlights

•	Expanded non-GAAP gross margin 65 basis points sequentially to 39.4 percent (39.2 percent on a GAAP basis)

•	Generated a record $30 million of cash flow from operations

•	Ramped first generation solutions enabling cost-effective remote metering/monitoring for utility and industrial applications

•	Reached volume production levels with multiple, high performance receivers in support of several top-tier base station suppliers

•	Enhanced multimode FEM market position by increasing EDGE and WCDMA shipments across all industry-leading handset OEMs

•	Launched power amplifier modules for RIM’s 8830 world phone

•	Extended partnership with MediaTek beyond EDGE to now encompass low-cost GPRS solutions

•	Acquired Freescale Semiconductor’s proprietary GaAs PA/FEM designs and related IP, as well as 16 fundamental HBT and RF MEMs patents developed by Rockwell Science Center

•	Commenced conversion of Newbury Park, CA gallium arsenide fabrication facility from 4 to 6 inch wafers

First Fiscal Quarter 2008 Outlook

“Given strong order visibility and the ramp of our newest analog and front-end module designs, we once again anticipate revenue growth approaching 10 percent on a sequential basis,” said Donald W. Palette, Skyworks’ vice president and chief financial officer. “Operationally, we plan to continue to leverage our diversified business model, further expand our gross margin to between 39.5 and 40.0 percent and, in turn, deliver earnings per share of $0.15 to $0.17, on a non-GAAP basis.”

Estimated non-GAAP gross margin and diluted earnings per share exclude approximately $400 thousand and $4 million of FASB Statement No. 123(R)-related expenses, respectively.

Non-GAAP results, which are a supplement to financial results based on GAAP, exclude certain charges including equity-based compensation, amortization of intangible assets, baseband exit charges, and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and economic performance.

Skyworks’ Fourth Fiscal Quarter 2007 Conference Call

Skyworks will host a conference call with analysts to discuss its fourth fiscal quarter 2007 results and business outlook today at 5:00 p.m. Eastern time (ET). To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 877.502.9272 (domestic) or 913.312.1456 (international), confirmation code: 4623057.

Playback of the conference call will begin at 9:00 p.m. ET on November 1, and end at 9:00 p.m. ET on November 8, 2007. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); pass code: 4623057.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion radios are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by our, and our customers’, products; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our reliance on a several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; and the uncertainties of litigation, including disputes over intellectual property, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions, Helios and Intera are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Year Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
(in thousands, except per share amounts)	2007	2006	2007	2006
Net revenues	$190,454	$193,133	$741,744	$773,750
Cost of goods sold	115,719	147,874	454,359	511,071

Gross profit	74,735	45,259	287,385	262,679
Operating expenses:
Research and development	33,731	40,500	126,075	164,106
Selling, general and administrative	22,298	60,505	94,950	135,801
Restructuring and other charges	-	26,955	5,730	26,955
Amortization of intangibles	536	536	2,144	2,144

Total operating expenses	56,565	128,496	228,899	329,006
Operating income (loss)	18,170	(83,237)	58,486	(66,327)
Interest expense	(2,662)	(3,308)	(12,590)	(14,797)
Other income, net	3,050	1,779	10,874	8,350

Income before income taxes	18,558	(84,766)	56,770	(72,774)
(Credit) Provision for income taxes	(3,435)	11,604	(880)	15,378

Net income (loss)	$21,993	$(96,370)	$57,650	$(88,152)

Earnings (loss) per share:
Basic	$0.14	$(0.60)	$0.36	$(0.55)
Diluted	$0.14	$(0.60)	$0.36	$(0.55)
Weighted average shares:*
Basic	159,496	160,278	159,993	159,408
Diluted	167,006	160,278	161,064	159,408

* The diluted earnings per share calculation for the three months ended September 28, 2007 includes the impact of the Company’s 4.75% convertible subordinated notes.

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended		Year Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2007	2006	2007	2006
(in thousands)

GAAP net revenues	$190,454	$193,133	$741,744	$773,750
Revenue adjustments [b]	—	5,038	105	5,038

Non-GAAP net revenues	$190,454	$198,171	$741,849	$778,788

	Three Months Ended		Year Ended

	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2007	2006	2007	2006
(in thousands)

GAAP operating income (loss)	$18,170	$(83,237)	$58,486	$(66,327)
Share-based compensation expense [a]	4,021	3,930	13,737	14,219
Revenue adjustments [b]	—	5,038	105	5,038
Cost of goods sold adjustments [b]	—	23,256	(1,249)	23,662
Research and development adjustments [b]	—	—	—	1,211
Selling, general and administrative adjustments [b]	—	35,138	1,287	35,317
Restructuring & other charges [b]	—	26,955	5,730	26,955
Amortization of intangible assets	536	536	2,144	2,144

Non-GAAP operating income	$22,727	$11,616	$80,240	$42,219

	Three Months Ended		Year Ended

	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2007	2006	2007	2006
(in thousands)

GAAP net income (loss)	$21,993	$(96,370)	$57,650	$(88,152)
Share-based compensation expense [a]	4,021	3,930	13,737	14,219
Revenue adjustments [b]	—	5,038	105	5,038
Cost of goods sold adjustments [b]	—	23,256	(1,249)	23,662
Research and development adjustments [b]	—	—	—	1,211
Selling, general and administrative adjustments [b]	—	35,138	1,287	35,317
Restructuring & other charges [b]	—	26,955	5,730	26,955
Amortization of intangible assets	536	536	2,144	2,144
Deferred financing expense adjustment [c]	—	—	564	572
Tax adjustments [d]	(3,563)	11,966	(2,048)	12,938

Non-GAAP net income	$22,987	$10,449	$77,920	$33,904

	Three Months Ended		Year Ended

	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2007	2006	2007	2006

GAAP net income (loss) per share, diluted	$0.14	$(0.60)	$0.36	$(0.55)
Share-based compensation expense [a]	0.02	0.02	0.09	0.09
Revenue adjustments [b]	—	0.03	—	0.03
Cost of goods sold adjustments [b]	—	0.15	(0.01)	0.15
Research and development adjustments [b]	—	—	—	0.01
Selling, general and administrative adjustments [b]	—	0.22	0.01	0.22
Restructuring & other charges [b]	—	0.17	0.04	0.17
Amortization of intangible assets	—	—	—	0.01
Deferred financing expense adjustment [c]	—	—	—	—
Tax adjustments [d]	(0.02)	0.08	(0.01)	0.08

Non-GAAP net income per share, diluted	$0.14	$0.07	$0.48	$0.21

[a] These charges represent expense recognized in accordance with FASB Statement No. 123(R), Share-Based Payment. Approximately $0.4 million, $1.9 million and $1.7 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended September 28, 2007. Approximately $1.3 million, $5.6 million and $6.8 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the fiscal year ended September 28, 2007.

For the three months ended September 29, 2006, approximately $0.7 million, $1.8 million and $1.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the fiscal year ended September 29, 2006, approximately $2.2 million, $6.3 million and $5.7 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b] On October 2, 2006, the Company announced that it was exiting its baseband product area in order to focus on its core business encompassing linear products, power amplifiers, front-end modules and radio solutions. Due to accounting classifications, the charges associated with the baseband product area are recorded in various lines and are summarized as follows:

Revenue adjustments of $0.1 million and $5.0 million resulted from the exit of our baseband product area during fiscal 2007 and fiscal 2006, respectively.

Cost of goods sold adjustments during fiscal 2007 include a credit of $1.2 million of inventory related to contractual obligations. Cost of goods sold adjustments during fiscal 2006 include approximately $19.8 million of inventory charges and reserves and $3.5 million of inventory related to contractual obligations.

Selling, general and administrative adjustments of $1.3 million during fiscal 2007 represent bad debt expense on specific accounts receivable associated with baseband product. Selling, general and administrative adjustments of $35.1 million during fiscal 2006 represent bad debt expense primarily related to two customers: Vitelcom Mobile and an Asian component distributor, on specific accounts receivable associated with baseband product.

Restructuring and other charges recorded during fiscal 2007 associated with the exit of the baseband product area primarily consisted of the following: $4.5 million related to lease obligations, $1.4 million related to the write-down of technology licenses and design software, $0.5 million related to severance and benefits and a $1.5 million credit related to other charges. In addition, an $0.8 million charge was recorded that related to a lease obligation that expires in 2008 which was assumed from Alpha Industries, Inc. in connection with the Merger in 2002.

Restructuring and other charges recorded during the three months ended September 29, 2006, associated with the exit of the baseband product area primarily consisted of the following: $13.1 million related to severance and benefits, $7.4 million related to the write-down of technology licenses and design software, $4.7 million related to the write-down of long-lived assets and $1.8 million related to other charges. The charges recorded during the first quarter of fiscal 2006 associated with the exit of the baseband product area primarily consisted of approximately $0.4 million, $1.2 million and $0.2 million included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[c] The charges recorded during fiscal years 2007 and 2006 represent a write-off in deferred financing costs associated with the redemption of $130.0 million and $50.7 million, respectively, of the Company’s 4.75% convertible subordinated notes.

[d] During the three months and the fiscal year ended September 28, 2007, this adjustment primarily relates to the reversal of a valuation allowance against our deferred tax assets. During the three months and the fiscal year ended September 29, 2006, this adjustment primarily relates to an international tax reorganization.

The above non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary presentations of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	Sept. 28,	Sept. 29,
(in thousands)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$248,079	$143,051
Short-term investments	5,700	28,150
Accounts receivable, net	167,319	158,798
Inventories	82,109	81,529
Prepaid expenses and other current assets	10,511	9,315
Property, plant and equipment, net	153,516	150,383
Goodwill and intangible assets, net	494,322	508,975
Other assets	28,342	10,295

Total assets	$1,189,908	$1,090,496

Liabilities and Equity
Current liabilities:
Credit facility	$50,000	$50,000
Convertible notes	49,335	—
Accounts payable	56,417	73,071
Accrued liabilities and other current liabilities	41,471	52,549
Long-term debt	200,000	179,335
Other long-term liabilities	6,338	6,448
Stockholders’ equity	786,347	729,093

Total liabilities and equity	$1,189,908	$1,090,496